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                                                                   EXHIBIT 10.13

                          TRANSITION SERVICES AGREEMENT

      THIS TRANSITION SERVICES AGREEMENT, dated as of July [__], 2004 (this "Agreement"), is made by and between The Great Lakes Companies, Inc., a Wisconsin corporation ("GLC"), and Great Lakes Hospitality Partners, LLC, a Wisconsin limited liability company ("GLC Hospitality").

                              W I T N E S S E T H:

      WHEREAS, GLC and GLC Hospitality will enter into an Assignment and Assumption Agreement, to be dated as of the closing date of the Transaction (as defined in that certain Confidential Solicitation of Consents and Private Placement Memorandum for Combination of Certain Businesses of the Great Lakes Companies, Inc. and Offering of Common Stock of Great Wolf Resorts, Inc.), pursuant to which GLC will transfer certain assets to GLC Hospitality and have GLC Hospitality assume certain liabilities of GLC (the "Assignment Agreement");

      WHEREAS, in connection with the transactions contemplated by the Assignment Agreement, GLC and GLC Hospitality wish to enter into this Agreement for purposes of continuity and transition; and

      WHEREAS, GLC Hospitality desires to cause GLC to provide the Services set forth on Schedule A to GLC Hospitality, and GLC is willing to provide such Services, and GLC desires to cause GLC Hospitality to provide the Services set forth on Schedule B to GLC, and GLC Hospitality is willing to provide such Services, all on the terms and conditions set forth below;

      NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants contained herein, agree as follows:

      SECTION 1. SPECIFIC DEFINITIONS.

      In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:

      "Applicable Rate" shall mean the rate of interest per annum announced from time to time by the Wall Street Journal as the prime lending rate plus 4% per annum.

      "Loss" shall mean all losses, liabilities, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto.

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      "GLC Hospitality Services" shall mean those transitional services to be provided by GLC Hospitality to GLC set forth on Schedule B hereto to assist GLC in operating GLC's business.

      "GLC Services" shall mean those transitional services to be provided by GLC to GLC Hospitality set forth on Schedule A hereto to assist GLC Hospitality in operating GLC Hospitality's business.

      "Person" shall mean any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

      "Services" shall mean, collectively, the GLC Services and the GLC Hospitality Services.

      SECTION 2. SERVICES.

      2.1 Services. (a) GLC shall provide to GLC Hospitality each GLC Service set forth on Schedule A as and if any GLC Service is reasonably requested by GLC Hospitality to be performed by GLC during the term of this Agreement. Additional services may be provided to GLC Hospitality by GLC if such arrangement is agreed to in writing and executed by GLC and GLC Hospitality.

            (b) GLC Hospitality shall provide to GLC each GLC Hospitality Service set forth on Schedule B as and if any GLC Hospitality Service is reasonably requested by GLC to be performed by GLC Hospitality during the term of this Agreement. Additional services may be provided to GLC by GLC Hospitality if such arrangement is agreed in writing and executed by GLC and GLC Hospitality.

      2.2 Standard of Service. In performing the Services, GLC and GLC Hospitality shall provide substantially the same level of service and use substantially the same degree of care as is customary in the industries in which GLC and GLC Hospitality, as appropriate, operate.

      SECTION 3. LICENSES AND PERMITS.

      Each party warrants and covenants that all duties and obligations (including with respect to GLC, all GLC Services and with respect to GLC Hospitality, all GLC Hospitality Services) to be performed hereunder shall be performed in compliance with all material applicable federal, state, provincial and local laws, rules and regulations. Each party shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its duties and obligations (including with respect to GLC, the GLC Services and with respect to GLC Hospitality, the GLC Hospitality Services) hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses.

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      SECTION 4. PAYMENT.

      4.1 Service Fees. (a) In consideration for the provision of each of the GLC Services, GLC Hospitality shall compensate GLC for the Services provided to GLC Hospitality pursuant to this Agreement in an amount to be determined in good faith by GLC as the amount which an unaffiliated third party would charge GLC Hospitality for performing comparable services.

            (b) In consideration for the provision of each of the GLC Hospitality Services, GLC shall compensate GLC Hospitality for the Services provided to GLC pursuant to this Agreement in an amount to be determined in good faith by GLC Hospitality as the amount which an unaffiliated third party would charge GLC for performing comparable services.

      4.2 Costs and Expenses. (a) In addition to the fees payable in accordance with Section 4.1(a), GLC Hospitality shall reimburse GLC for all reasonable and necessary out-of-pocket costs and expenses (including postage and other delivery costs, telephone, telecopy and similar expenses) incurred by GLC with respect to third parties in connection with the provision of GLC Services to GLC Hospitality pursuant to the terms of this Agreement or paid by GLC on behalf of GLC Hospitality.

            (b) In addition to the fees payable in accordance with Section 4.1(b), GLC shall reimburse GLC Hospitality for all reasonable and necessary out-of-pocket costs and expenses (including amounts for premiums, claims, fees, postage and other delivery costs, telephone, telecopy and similar expenses) incurred by GLC Hospitality with respect to third parties in connection with the provision of GLC Hospitality Services to GLC pursuant to the terms of this Agreement or paid by GLC Hospitality on behalf of GLC.

      4.3 Invoices. (a) GLC will invoice GLC Hospitality in U.S. dollars: (i) as of the last day of each calendar month for any fees payable by GLC Hospitality in accordance with Section 4.1(a) for GLC Services listed on Schedule A provided pursuant to the terms of this Agreement during such month; (ii) as of the last day of each calendar month for any amounts payable by GLC Hospitality in accordance with Section 4.2(a) for any out-of-pocket costs and expenses incurred during the immediately preceding month to the extent GLC has received an invoice from such third party; and (iii) as of the last day of each calendar month for any taxes (excluding income taxes) payable with respect to the provision of GLC Services to GLC Hospitality during such month. GLC shall deliver or cause to be delivered to GLC Hospitality each such invoice within thirty (30) days following the last day of the calendar month to which such invoice relates. GLC Hospitality shall pay each such invoice received by electronic funds transfer within thirty (30) days of the date on which such invoice was received.

            (b) GLC Hospitality will invoice GLC in U.S. dollars: (i) as of the last day of each calendar month for any fees payable by GLC in accordance with
Section 4.1(b) for GLC Hospitality Services listed on Schedule B provided pursuant to the terms of this Agreement during such month; (ii) as of the last day of each calendar month for any amounts payable by GLC in accordance with
Section 4.2(b) for any out-of-pocket costs and expenses incurred during the immediately preceding month to the extent GLC Hospitality has received an invoice from such third party; and (iii) as of the last day of each calendar month for any taxes (excluding

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income taxes) payable with respect to the provision of GLC Hospitality Services to GLC during such month. GLC Hospitality shall deliver or cause to be delivered to GLC each such invoice within thirty (30) days following the last day of the calendar month to which such invoice relates. GLC shall pay each such invoice received by electronic funds transfer within thirty (30) days of the date on which such invoice was received.

      4.4 Late Payment. Any amount not paid when due shall be subject to a late payment fee computed daily at a rate equal to the Applicable Rate. Notwithstanding the foregoing, in the event a party disputes the accuracy of any invoice, a party shall pay the undisputed portion of such invoice as provided herein, and the parties hereto will promptly meet and seek to resolve the disputed amount of the invoice. Each party agrees to pay the other party's reasonable attorneys' fees and other costs incurred in collection of any amounts owed to such other party hereunder and not paid when due. Notwithstanding anything to the contrary contained herein, in the event either party fails to make a payment when due hereunder, and such failure continues for a period of thirty (30) days following delivery of written notice to such non-paying party of such failure, the other party shall have the right to cease provision of Services to such non-paying party until such overdue payment (and any applicable late payment fee accrued with respect thereto) is paid in full. Such right of the party providing Services shall not in any manner limit or prejudice any of such party's other rights or remedies in the event of the non-paying party's failure to make payments when due hereunder, including any rights or remedies pursuant to Section 7.

      4.5 Fees, Etc. Upon Termination of Services. In the event of a termination of Services pursuant to Section 7.1, with respect to the calendar month in which such Services cease to be provided (the "Termination Month"), the recipient of such Services shall be obligated to pay a pro rata share of the fee for such Service listed on Schedule A or Schedule B, as applicable, equal to the product of (x) the monthly fee established by the parties for such Service in accordance with Section 4.1(a) or Section 4.1(b) of this Agreement, as applicable, multiplied by (y) a fraction, the numerator of which is the number of days in the Termination Month such Services are provided, and the denominator of which is 30.

      SECTION 5. INDEMNIFICATION.

      5.1 Indemnification by Principal. (a) GLC Hospitality agrees to indemnify, defend and hold GLC harmless from and against any Loss to which GLC may become subject arising out of, by reason of or otherwise in connection with the provision hereunder by GLC of GLC Services, other than Losses resulting from GLC's gross negligence, willful misconduct or material breach of its obligations pursuant to this Agreement.

            (b) GLC agrees to indemnify, defend and hold GLC Hospitality harmless from and against any Loss to which GLC Hospitality may become subject arising out of, by reason of or otherwise in connection with the provision hereunder by GLC Hospitality of GLC Hospitality Services, other than Losses resulting from GLC Hospitality's gross negligence, willful misconduct or material breach of its obligations pursuant to this Agreement.

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      5.2 Indemnification by Provider. (a) GLC agrees to indemnify, defend and hold GLC Hospitality harmless from and against any Loss to which GLC Hospitality may become subject arising out of, by reason of or otherwise in connection with the provision hereunder by GLC of GLC Services to GLC Hospitality where such Losses resulted from GLC's gross negligence, willful misconduct or material breach of its obligations pursuant to this Agreement.

            (b) GLC Hospitality agrees to indemnify, defend and hold GLC harmless from and against any Loss to which GLC may become subject arising out of, by reason of or otherwise in connection with the provision hereunder by GLC Hospitality of GLC Hospitality Services to GLC where such Losses resulted from GLC Hospitality's gross negligence, willful misconduct or material breach of its obligations pursuant to this Agreement.

      5.3 Procedures for Indemnification. Any indemnification claims made hereunder shall be made in accordance with the terms of the Assignment Agreement.

      SECTION 6. CONFIDENTIALITY.

      Each party shall keep confidential the Schedules to this Agreement and all information received from the other party regarding the Services, including any information received with respect to GLC or GLC Hospitality, and to use such information only for the purposes set forth in this Agreement unless otherwise agreed to in writing by the party from which such information was received. In the event a party is required by any court or legislative or administrative body (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any confidential information provided pursuant to this Agreement, the party shall provide the other party with prompt notice of such requirement in order to afford the other party an opportunity to seek an appropriate protective order or other remedy. However, if the other party is unable to obtain or does not seek such protective order and the party required to disclose the confidential information is, in the opinion of its counsel, legally compelled to disclose such confidential information, disclosure of such information may be made without liability under this Agreement. The covenants in this Section 6 shall survive any termination of this Agreement indefinitely with respect to information qualifying as a trade secret under applicable law and for a period of three (3) years from the date such termination becomes effective with respect to all other information.

      SECTION 7. TERM.

      7.1 Duration. (a) Subject to Sections 6, 7.2, 7.3 and 7.4, the term of this Agreement shall commence on the date hereof and shall continue in full force and effect until the earlier of (i) the expiration of the duration or term period assigned to the Services as agreed upon between the parties from time to time in accordance with this Agreement or (ii) two (2) years following the closing date of the Transaction.

            (b) Each party acknowledges that the purpose of this Agreement is for GLC to provide the GLC Services to GLC Hospitality on an interim basis until GLC Hospitality can

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perform the GLC Services for itself, and for GLC Hospitality to provide the GLC
Hospitality Services to GLC on an interim basis until GLC can perform the GLC Hospitality Services for itself. Accordingly, each of GLC and GLC Hospitality shall use its commercially reasonable efforts to make or obtain such approvals, permits and licenses and implement such systems, as shall be necessary for it to provide the appropriate Services for itself as promptly as practicable. As GLC Hospitality becomes self-sufficient or engages other sources to provide any GLC Service, GLC Hospitality shall be entitled to release GLC from providing any or all of the GLC Services hereunder by delivering a written notice thereof to GLC at least thirty (30) days prior to the effective date of release of such GLC Service(s). At the end of such thirty (30) day period (or such shorter period as may be agreed by the parties), GLC shall discontinue the provision of the GLC Services specified in such notice and any such GLC Services shall be excluded from this Agreement, and Schedule A shall be deemed to be amended accordingly. As GLC becomes self-sufficient or engages other sources to provide any GLC Hospitality Service, GLC shall be entitled to release GLC Hospitality from providing any or all of the GLC Hospitality Services hereunder by delivering a written notice thereof to GLC Hospitality at least thirty (30) days. At the end of such thirty (30) day period (or such shorter period as may be agreed by the parties), GLC Hospitality shall discontinue the provision of the GLC Hospitality Services specified in such notice and any such GLC Hospitality Services shall be excluded from this Agreement, and Schedule B shall be deemed to be amended accordingly.

      7.2 Early Termination by GLC. GLC may terminate this Agreement by giving written notice to GLC Hospitality if GLC Hospitality shall default in the performance of any of its material obligations under, or breach any of its warranties set forth in, this Agreement, and such default or breach shall continue and not be remedied for a period of thirty (30) days after GLC has given written notice to GLC Hospitality specifying such default or breach and requiring it to be remedied.

      7.3 Early Termination by GLC Hospitality. GLC Hospitality may terminate this Agreement by giving written notice to GLC if GLC shall default in the performance of any of its material obligations under, or breach any of its warranties set forth in, this Agreement and such default or breach shall continue and not be remedied for a period of thirty (30) days after GLC Hospitality has given written notice to GLC specifying such default or breach and requiring it to be remedied.

      7.4 Force Majeure. In the event the performance by GLC Hospitality or GLC of their respective duties or obligations hereunder is interrupted or interfered with by reason of any cause beyond its reasonable control, including fire, storm, flood, earthquake, explosion, war, strike or labor disruption, rebellion, insurrection, quarantine, act of God, boycott, embargo, shortage or unavailability of supplies, riot, or governmental law, regulation or edict (collectively, the "Force Majeure Events"), the party affected by such Force Majeure Event shall not be deemed to be in default of this Agreement by reason of its nonperformance due to such Force Majeure Event, but shall give prompt written notice to the other party of the Force Majeure Event. The party affected by the Force Majeure Event shall cooperate with the other party in obtaining, at the other party's sole expense, an alternative source for the affected Services, and the other party shall be released from any payment obligation to the party affected by the Force Majeure Event with respect to such Services during the period of such Force Majeure Event. Additionally, upon

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and during the occurrence of a Force Majeure Event, at the sole option of the party receiving the Services affected by the Force Majeure Event, the term of this Agreement shall be tolled with respect to any Services that are not being provided by a third party.

      7.5 Consequences on Termination. In the event this Agreement expires or is terminated in accordance with this Section 7, then (a) all Services to be provided will promptly cease, (b) each of GLC and GLC Hospitality shall promptly return all confidential information received from the other party in connection with this Agreement (including the return of all information received with respect to the Services of GLC or GLC Hospitality, as the case may be), without retaining a copy thereof, and (c) each of GLC and GLC Hospitality shall honor all credits and make any accrued and unpaid payment to the other party as required pursuant to the terms of this Agreement, and no rights already accrued hereunder shall be affected.

      SECTION 8. RECORDS.

      Each of the parties shall create and, for a period of six (6) years after the termination or expiration of this Agreement, maintain full and accurate books in connection with the provision of the Services, and all other records relevant to this Agreement, and upon reasonable notice from the other party shall make available for inspection and copy by such other party's agents such records during reasonable business hours.

      SECTION 9. DISPUTE RESOLUTION.

      9.1 Dispute Resolution under Assignment Agreement. Any dispute arising out of or relating to the performance, breach or interpretation of this Agreement shall be handled in accordance with the terms of the Assignment Agreement.

      9.2 Continuity of Service and Performance. Unless otherwise agreed herein or in writing, the parties will continue to provide Services and honor all other commitments under this Agreement and each Ancillary Agreement (as defined in the Assignment Agreement), if any, during the course of dispute resolution pursuant to the provisions of this Section 9 with respect to all matters not subject to such dispute, controversy or claim.

      SECTION 10. NOTICES.

      All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

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      To GLC:

      Attn:  Michael Schroeder
      122 West Washington Avenue
      10th Floor
      Madison, Wisconsin  53703

      To GLC Hospitality:

      Marc Vaccaro
      ____________________
      ____________________
      ____________________

      SECTION 11. MISCELLANEOUS.

      11.1 Waivers, Modifications, Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by GLC Hospitality, on the one hand, and GLC, on the other hand, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and in addition to other or further remedies provided by law or equity.

      11.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WISCONSIN APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF WISCONSIN.

      11.3 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person, corporation, partnership or other entity or any circumstance, is invalid and unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, corporations, partnerships or other entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any jurisdiction.

      11.4 Reference; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice

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versa. The words "include", "includes" and "including" when used in this
Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, references in this Agreement to Sections and Schedules shall be deemed references to Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Section or provision of this Agreement. This Agreement shall not be construed against either party as the principal drafter hereof.

      11.5 Entire Agreement. This Agreement (including all Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

      11.6 Assignment. GLC Hospitality may not, directly or indirectly, assign or subcontract, or attempt to assign or subcontract, any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise, except with the prior written consent of GLC; it being understood that such consent shall not be unreasonably withheld if GLC Hospitality assigns or subcontracts the Agreement to an entity controlled by, or under common control with, GLC Hospitality with the financial and other resources and expertise to perform all of the obligations of such party hereunder. Any attempted assignment or delegation not in compliance with the forgoing shall be null and void and of no effect. Nothing contained herein shall prevent a party from providing Services through or with the assistance of third parties whom such party regularly used to provide such Services prior to the date hereof. The parties understand and agree that, in connection with the Transaction, GLC intends to merge with a newly formed subsidiary of Great Wolf Resorts, Inc., a Delaware corporation ("GL Services"), and that following such merger, GL Services shall be entitled to, and succeed to, all of the rights of, and be subject to all of the obligations of, this Agreement.

      11.7 Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, if any, and except as provided herein, shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, if any.

      11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

      11.9 No Agency or Partnership. Nothing in this Agreement will create, or will be deemed to create, a partnership or the relationship of principal and agent or of employer and employee between the parties.

      11.10 Provisions Unaffected. Nothing contained in this Agreement shall affect the rights and obligations of GLC and GLC Hospitality pursuant to the Assignment Agreement.

                        [SIGNATURES FOLLOW ON NEXT PAGE.]

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      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on behalf of the parties as of the date first herein above written.

                                       The Great Lakes Companies, Inc.

                                       By:  ____________________________
                                       Name:
                                       Title:

                                       Great Lakes Hospitality Partners, LLC

                                       By:  ____________________________
                                       Name:
                                       Title:

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                                   SCHEDULE A

                                  GLC SERVICES

      - Administrative Services (including, but not limited to, secretarial, clerical and other administrative support services).

      - Corporate Services (including rent and other occupancy-related costs).

      -     Accounting Services

      -     Financing Services

      -     Risk Management Services

      -     Legal Services

      -     Tax Services

      -     Information Technology Services

      -     Human Resources Services

      - Payroll Services (including, without limitation, payroll processing costs)

      -     Operational Services

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                                   SCHEDULE B

                            GLC HOSPITALITY SERVICES

      - Administrative Services (including, but not limited to, secretarial, clerical and other administrative support services)

      - Corporate Services (including rent and other occupancy-related costs)

      -     Accounting Services

      -     Financing Services

      -     Risk Management Services

      -     Legal Services

      -     Tax Services

      -     Information Technology Services

      -     Human Resources Services

      - Payroll Services (including, without limitation, payroll processing costs)

      -     Operational Services

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